Exhibit 3.2

GRANITE POINT MORTGAGE TRUST INC.

ARTICLES OF AMENDMENT

Granite Point Mortgage Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the "Charter") is hereby amended, effective at the Effective Time (as defined below), to decrease the par value of each authorized share of Common Stock of the Corporation from $0.10 per share to $0.01 per share.

SECOND: The amendment to the Charter as set forth in Article FIRST above has been duly approved by at least a majority of the entire Board of Directors as required by the Maryland General Corporation Law (the “MGCL”) and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

THIRD: The foregoing amendment to the Charter as set forth in these Articles of Amendment does not increase the authorized stock of the Corporation.

FOURTH: The information required by Section 2-607(b)(2)(i) of the MGCL was not changed by the amendment contained in these Articles of Amendment.

FIFTH: These Articles of Amendment shall be effective at 5:01 p.m. Eastern Time on October 5, 2026 (the “Effective Time”).

SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to on its behalf by its Secretary on this 2nd day of October, 2026.

ATTEST:		GRANITE POINT MORTGAGE TRUST INC.

/s/ Michael Karber		By:	/s/ John A. Taylor
Name:	Michael J. Karber	Name:	John A. Taylor
Title:	Secretary	Title:	Chief Executive Officer and President